UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 10, 2010
AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 SOUTH PRICE ROAD
CHANDLER, AZ 85286
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On September 10, 2010, Amkor Technology, Inc. (the “Company”) entered into the First Amendment to the Amended and Restated Loan and Security Agreement among the Company, its subsidiaries from time to time party thereto, the lending institutions from time to time party thereto and Bank of America, N.A., as administrative agent (the “First Amendment”). The First Amendment (a) extends the termination date of the $100.0 million revolving line of credit (with a $25 million letter of credit subfacility) by two years to April 16, 2015 and (b) reduces the interest rate on borrowings under the facility by 100 basis points on base rate loans and 125 basis points on LIBOR rate loans to, at the Company’s option, the base rate plus 1.0% to 1.5% or LIBOR plus 2.25% to 2.75%, depending on the average availability under the borrowing base for the preceding fiscal quarter.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
10.1	First Amendment to Amended and Restated Loan and Security Agreement, dated as of September 10, 2010, among Amkor Technology, Inc., its subsidiaries from time to time party thereto, the lending institutions from time to time party thereto and Bank of America, N.A., as administrative agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMKOR TECHNOLOGY, INC.
By:	/s/ Gil C. Tily
Gil C. Tily
Executive Vice President, Chief Administrative Officer and General Counsel

Date: September 10, 2010

EXHIBIT INDEX:

Exhibit	Description
10.1	First Amendment to Amended and Restated Loan and Security Agreement, dated as of September 10, 2010, among Amkor Technology, Inc., its subsidiaries from time to time party thereto, the lending institutions from time to time party thereto and Bank of America, N.A., as administrative agent.